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                                                                   EXHIBIT 99(a)

Schedule VIII - Valuation and Qualifying Accounts



                        VALUATION AND QUALIFYING ACCOUNTS
                          ALLOWANCE FOR UNCOLLECTIBLES
                             (dollars in thousands)


                                            Balance at                                        Balance at
                                            beginning                           Deductions      end of
                                             of period        Additions        (Write-offs)     period
                                            -----------     ------------       -------------   ---------
December 31, 1998                             $ 1,185          $ 8,653            $ 8,485      $ 1,353
December 31, 1997                             $ 6,787          $ 1,167            $ 6,769      $ 1,185
December 31, 1996                             $ 1,352          $ 5,625            $   190      $ 6,787